EXHIBIT 99.1
TRW Commences Tender Offers and Consent Solicitations for its Outstanding Senior and Senior Subordinated Notes Due 2013
LIVONIA, MICHIGAN, March 12, 2007 — TRW Automotive Holdings Corp. (NYSE: TRW), through its subsidiary TRW Automotive Inc., today announced that it has commenced tender offers to repurchase any and all of its outstanding $825 million 9-⅜% Senior Notes due 2013, €130 million 10-⅛% Senior Notes due 2013, $195 million 11% Senior Subordinated Notes due 2013 and €81 million 11-3/4% Senior Subordinated Notes due 2013 (collectively, the “Notes”).
In conjunction with the tender offers, the Company also commenced consent solicitations to eliminate substantially all the covenants and certain events of default and to modify the provisions relating to defeasance of the Notes. The tender offers and consent solicitations are being made pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated March 12, 2007.
Holders who properly tender and deliver their consents to the proposed amendments on or prior to 5:00 p.m., New York City time, on March 23, 2007, unless extended or earlier terminated, (the “Consent Date”), will be eligible to receive the total consideration with respect to the applicable series of Notes, which includes a consent payment equal to $30.00 per $1,000 principal amount of the tendered 9-⅜% Senior Notes and 11% Senior Subordinated Notes (the “Dollar Notes”) and €30.00 per €1,000 principal amount of the tendered 10-⅛% Senior Notes and 11-3/4% Senior Subordinated Notes (the “Euro Notes”).

Total consideration for the Dollar Notes will be determined using standard market practice of pricing to the first redemption date. As such, the Dollar Notes will be priced at a fixed spread of 50 basis points over the bid-side yield on the 4-⅝% Treasury Notes due February 29, 2008. The prices will be determined at 10:00 a.m., New York City time, on March 21, 2007, based on a yield determined by the Treasury bid-side prices reported by the Bloomberg Government Pricing Monitor or any recognized quotation source selected by Lehman Brothers Inc., as representative of the Dealer Managers (as defined below) (in such capacity, the "Representative") in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous.
With respect to the Euro Notes, the total consideration will be determined using standard market practice of pricing to the first redemption date. As such, the Euro Notes will be priced at a fixed spread of 50 basis points over the bid-side yield on the 4-1/4% German OBL due February 15, 2008. The prices will be determined at 10:00 a.m., New York City time, on March 21, 2007, based on a yield determined by the German OBL bid-side prices reported by the Bloomberg Government Pricing Monitor or any recognized quotation source selected by the Representative, or one of its affiliates, in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous.
Holders who properly tender after the Consent Date but on or prior to the Expiration Date (as defined below) will be eligible to receive the tender offer consideration applicable to such series of Notes, which equals the total consideration less the consent payment.
In addition, all Notes accepted for payment will be entitled to receipt of accrued and unpaid interest in respect of such Notes from the last interest payment date prior to the applicable settlement date to, but not including, the applicable settlement date.

The tender offers will expire at midnight, New York City time, on April 6, 2007, unless extended or earlier terminated (the “Expiration Date”). Settlement for all Notes tendered on or prior to the Consent Date and accepted for payment is expected to be promptly following the satisfaction of the Financing Condition (as defined below). Settlement for all Notes tendered after the Consent Date, but on or prior to the Expiration Date, is expected to be promptly following the Expiration Date.
Consummation of the tender offers, and payment for the tendered notes, is subject to the satisfaction or waiver of certain conditions, including obtaining debt financing, in an amount and on terms acceptable to the Company, sufficient to pay for all Notes tendered (the “Financing Condition”).
Holders may withdraw their tenders and revoke their consents at any time on or prior to 5:00 p.m., New York City time, on the Consent Date, but not thereafter.
Holders who wish to tender their Notes must consent to the proposed amendments and holders may not deliver consents without tendering their related Notes. Holders may not revoke consents without withdrawing the Notes tendered pursuant to the applicable tender offer.
Lehman Brothers, Banc of America Securities LLC, Deutsche Bank Securities, Goldman, Sachs & Co. and Merrill Lynch & Co. are each acting as a Dealer Manger and Solicitation Agent (collectively, the "Dealer Managers") for the tender offers and the consent solicitations. The Depositary is The Bank of New York and the Information Agent is Global Bondholder Services Corporation.
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offers and the consent solicitations are being made only pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated March 12, 2007.
Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 924-2200, The Bank of New York, 101 Barclay Street — 7 East, New York, NY 10286, Attention: William Buckley, Phone: (212) 815-5788, Fax: (212) 298-1915 or The Bank of New York (Luxembourg) S.A., Aerogolf Center — 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg at +(352) 34 20 90 5637. Questions

regarding the tender offers and the consent solicitations should be directed to Lehman Brothers at (800) 438-3242 (toll-free) or (212) 528-7581 (collect).
About TRW
With 2006 sales of $13.1 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 63,800 people in 26 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.
All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), and include the Company’s expectation regarding the completion and timing of successful tender offers and other financing matters. Successful completion and timing of tender offers and proposed financings, as well as actual results from such tender offers and financings, are dependent on factors, including (without limitation) investor acceptance of the tender offers, the final terms and conditions of the new debt financing and other similar requirements applicable to tender offers and debt financings generally. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof. Such risks, uncertainties and other important factors also include: production cuts or restructuring by our major customers; work stoppages or other labor issues at the facilities of our customers or suppliers; non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies and other pressures within the automotive industry; the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; interest rate risk arising from our variable rate indebtedness (which constitutes a significant portion of the company’s indebtedness); loss of market share by domestic vehicle manufacturers; efforts by our customers to consolidate their supply base; severe inflationary pressures impacting the market for commodities; escalating pricing pressures from our customers; our dependence on our largest customers; fluctuations in foreign exchange rates; our substantial leverage; product liability and warranty and recall claims and efforts by customers to alter terms and conditions concerning warranty and recall participation; limitations on flexibility in operating our business contained in our debt agreements; the possibility that our owners’ interests will conflict with ours and other risks and uncertainties set forth under

“Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
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